                                                                  EXHIBIT 99.06


                                        Ambac Financial Group, Inc.
                                        One State Street Plaza
                                        New York, NY  10004
                                        212.668.0340

                                                                    News Release

                                                           For Immediate Release

                                          Investor/Media Contact: Brian S. Moore
                                                                  (212) 208-3333
                                                                bmoore@ambac.com
                                                        Web site:  www.ambac.com

Ambac

                      AMBAC FINANCIAL GROUP, INC. ANNOUNCES
               THIRD QUARTER NET INCOME OF $111.0 MILLION, UP 22%

         Third Quarter Operating Earnings Per Diluted Share/(1)/ up 18%,
                   Core Earnings Per Diluted Share/(1)/ Up 14%

         Third Quarter Adjusted Gross Premiums Written/(2)/ Increase 1%

NEW YORK, October 17, 2001--Ambac Financial Group, Inc. (NYSE: ABK) (Ambac) today announced third quarter 2001 net income of $111.0 million or $1.02 per diluted share. This represents a 22% increase from third quarter 2000 net income of $90.9 million and a 21% increase in net income per diluted share from $0.84 in the third quarter 2000.

Commenting on the results, Ambac Chairman and CEO Phillip B. Lassiter noted, "The horrific events of September 11/th/ only a few blocks from our offices tested this organization. I am unabashedly proud of how our people responded. Most important of all, they are safe and sound. The operating impact on Ambac was fortunately minimal, although several large transactions scheduled to close within the quarter were postponed to the fourth quarter."

"We have completed our risk portfolio review and, as previously reported, continue to believe that we will not encounter material claims as a result of the tragic event, although I do expect that we will see some ratings downgrades on underlying exposures. The impact of ratings migration and wider credit spreads creates opportunities for Ambac, both from the standpoint of additional candidates for insurance as well as higher premiums, since our product value tracks credit spreads. Our business prospects remain quite attractive in all of our markets, both domestic and foreign."

Ambac Third Quarter 2001 Earnings/2

Earnings Per Diluted Share
--------------------------

In addition to net income, Ambac presents operating earnings and core earnings, as discussed in Footnote 1. These measures, though not substitutes for net income, are useful for analysis in that they eliminate certain items, such as realized gains and losses, unrealized mark-to-market gains and losses in the structured credit derivatives business, the effect of refundings and calls and certain non-recurring items, to highlight the more consistent elements of earnings.

For the third quarter of 2001, operating earnings were $111.9 million, up 20% from the $93.4 million in operating earnings for the third quarter of 2000. Core earnings for the third quarter of 2001 were $105.9 million, an increase of 16% from $91.5 million in core earnings for the third quarter of 2000.

The following table shows net income, operating earnings and core earnings, all per diluted share:

                                     Table I

                                                Third Quarter          Nine Months
                                                           %                        %
                                           2001   2000   Change    2001    2000   Change
                                           ----   ----   ------    ----    ----   ------
Net income per diluted share              $1.02  $0.84    +21%    $2.90   $2.51    +16%
Operating earnings per diluted share      $1.03  $0.87    +18%    $2.93   $2.59    +13%
Core earnings per diluted share           $0.97  $0.85    +14%    $2.79   $2.49    +12%


Revenues
--------

Total revenues in the third quarter of 2001 were $181.3 million, an increase of 18% from $153.7 million in revenues for the third quarter of 2000.

Highlights

 .    Adjusted gross premiums written/(2)/ in the third quarter of 2001 were
     $180.6 million, up 1% from $179.3 million in the third quarter of 2000. An increase in municipal and international finance adjusted gross premiums written was offset by a decline in structured finance adjusted gross premiums written.

     On the municipal side, Ambac benefited from increased municipal volume and insured penetration, partially offset by lower market share. The structured business was negatively impacted by the tragic events of September 11/th/, with several large transactions postponed.

                                     -MORE-

Ambac Third Quarter 2001 Earnings/3

     The international business was dominated by structured transactions, including a large health care securitization in the UK.

A breakdown of adjusted gross premiums written by market sector is included below as Table II.

                                    Table II
                        Adjusted Gross Premiums Written *

        $-millions                 Third Quarter                 Nine Months
                                                   %                          %
                             2001       2000     Change     2001     2000   Change
                             ----       ----     ------     ----     ----   ------
Municipal Finance           $ 98.8     $ 89.6     +10%     $292.2   $159.0    +84%
Structured Finance            27.6       53.6     -49%      160.9    176.3     -9%
International                 54.2       36.1     +50%      193.0    178.7     +8%
                             -----      -----               -----    -----
           Total            $180.6     $179.3      +1%     $646.1   $514.0    +26%


* The definition of adjusted gross premiums has been revised and the prior period has been restated. See Note 2.

 .    Net premiums written in the third quarter of 2001 of $117.0 million were 9%
     lower than net premiums written of $127.9 million in the same period of 2000. The decrease in the quarter stemmed largely from higher cessions of municipal premiums written pursuant to a reinsurance treaty that Ambac put into place earlier this year. The treaty is designed to limit single risk exposures. Gross premiums written for the third quarter of 2001 were offset by $35.9 million in ceded premiums. In the third quarter of 2000, ceded premiums were $20.1 million.

     Net premiums written for the nine months of 2001 of $426.9 million were 54% higher than net premiums written of $276.5 million in the same period of 2000.

 .    Net premiums earned for the third quarter of 2001 were $98.0 million, which represented a 25% increase from the $78.7 million earned in the third quarter of 2000. Net premiums earned increased for all market segments. Municipal earned premium growth accelerated due to increased activity in that market. The growth rate for structured earned premiums slowed during the quarter, partially due to higher levels of prepayments in insured mortgage-backed obligations.

     Net premiums earned include accelerated premiums, which result from refundings and calls recognized during the quarter. Accelerated premiums were $10.5 million in the third quarter of 2001 (which had a net income per diluted share effect of $0.05), up 218% from $3.3 million ($0.02 per diluted share) in accelerated premiums in the third quarter of 2000.

                                     -MORE-

Ambac Third Quarter 2001 Earnings/4

     Net premiums earned for the nine months of 2001 were $276.5 million, which represented a 20% increase from the $230.8 million earned in the first nine months of 2000. Accelerated premiums were $27.2 million for the first nine months of 2001 (which had a net income per diluted share effect of $0.14), up 49% from $18.2 million ($0.10 per diluted share) in accelerated premiums for the first nine months of 2000.

A breakdown of normal net premiums earned by market sector is included below as Table III. Normal net premiums earned exclude accelerated premiums that result from refundings and calls.

                                    Table III
                           Normal Net Premiums Earned

        $-millions             Third Quarter              Nine Months
                                             %                          %
                          2001     2000    Change    2001     2000    Change
                          ----     ----    ------    ----     ----    ------
Municipal Finance        $38.3    $33.7      +14%  $110.3   $101.2      +9%
Structured Finance        32.5     28.3      +15%    94.5     77.0     +23%
International             16.7     13.4      +25%    44.5     34.4     +29%
                          ----     ----             -----    -----
Total                    $87.5    $75.4      +16%  $249.3   $212.6     +17%


 .    Net fees and other premiums earned which includes revenues from structured credit derivative transactions, were $3.3 million in the third quarter 2001, down 41% from the $5.6 million for the third quarter of 2000. Income related to structured credit derivatives was partially offset by a $3.1 million unrealized mark-to-market loss in the third quarter 2001 and a $0.7 million unrealized mark-to-market loss in the third quarter of 2000. These amounts were eliminated in the calculation of Ambac's presentation of operating and core earnings.

     Net fees and other premiums earned were $16.4 million in the first nine months of 2001, up 53% from the $10.7 million in the first nine months of 2000.

 .    Net investment income for the third quarter of 2001 was $67.3 million, representing an increase of 10% from $61.1 million in the comparable period of 2000. This increase was due primarily to the growth in the investment portfolio from ongoing operations, partially offset by a lower reinvestment rate due to the current interest rate environment.

     Net investment income for the first nine months of 2001 was $196.9 million, representing an increase of 11% from $177.6 million in the comparable period of 2000.

 .    Financial services revenues, excluding realized gains and losses, were
     $10.2 million in the third quarter of 2001, down 6% from the $10.9 million in revenues for the third quarter of

                                     -MORE-

Ambac Third Quarter 2001 Earnings/5

     2000. An increase in municipal swap revenues was more than offset by a decline in investment agreement revenue. Investment agreement revenue has declined due to lower interest rate spreads.

     Financial services revenues, excluding realized gains and losses, were $36.5 million in the first nine months of 2001, down 21% from the $46.4 million in revenues for the first nine months of 2000.

Expenses
--------

Highlights

 .    Financial guarantee expenses of $21.7 million for the third quarter of 2001 increased by 27% over the $17.1 million of expenses for the same quarter of 2000. This increase was due to higher compensation costs and increased loss and loss adjustment expenses. In addition, the amortization of deferred costs increased due to the increase in refunding activity.

     Financial guarantee expenses of $65.2 million for the first nine months of 2001 increased by 27% over the $51.3 million of expenses for the same period of 2000.

 .    Financial services expenses for the third quarter of 2001 of $5.0 million declined by 14% from $5.8 million in expenses for the third quarter of 2000.

     Financial services expenses for the first nine months of 2001 of $16.6 million decreased by 11% from $18.6 million in expenses for the first nine months of 2000.

Other Items
-----------

 .    Total net realized gains for the third quarter of 2001 were $1.7 million.
     For the third quarter of 2000 net realized losses were $3.1 million.

 .    Interest expense for the third quarter of 2001 was $9.4 million, relatively flat from 2000.

Balance Sheet
-------------

Highlights

 .    Total assets as of September 30, 2001 were $11.41 billion, up 13% from total assets of $10.12 billion at December 31, 2000. This increase was due primarily to cash generated from business during the period and higher volume in the guaranteed investment contract business. As of September 30, 2001, stockholders' equity was $2.96 billion, a 14% increase from year-end 2000 stockholders' equity of $2.60 billion. The increase stemmed primarily from net income during the period.

                                     -MORE-

Ambac Third Quarter 2001 Earnings/6

Cash Dividend Declared
----------------------

At its October 2001 Board meeting, the Board of Directors of Ambac Financial Group Inc. approved the regular quarterly cash dividend of $0.09 per share of common stock. The dividend is payable on December 5, 2001 to stockholders of record on November 12, 2001.

Forward-Looking Statements
--------------------------

In his remarks, the Chairman made statements about our future results that may be considered "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and the current economic environment. We caution you that these statements are not guarantees of future performance. They involve a number of risks and uncertainties that are difficult to predict. Our actual results could differ materially from those expressed or implied in the forward-looking statements. Among the factors that could cause actual results to differ materially are (1) changes in the economic, credit, or interest rate environment in the United States and abroad; (2) the level of activity within the national and worldwide debt markets; (3) competitive conditions and pricing levels; (4) legislative and regulatory developments; (5) changes in tax laws; (6) the policies and actions of the United States and other governments; and (7) other risks and uncertainties that have not been identified at this time. We undertake no obligation to publicly correct or update any forward-looking statement if we later become aware that it is not likely to be achieved.

                               *******************
Ambac Financial Group, Inc., headquartered in New York City, is a holding company whose affiliates provide financial guarantees and financial services to clients in both the public and private sectors around the world. Ambac's principal operating subsidiary, Ambac Assurance Corporation, a leading guarantor of municipal and structured finance obligations, has earned triple-A ratings, the highest ratings available from Moody's Investors Service, Inc., Standard & Poor's Ratings Services, Fitch, Inc. and Rating and Investment Information, Inc. Ambac Financial Group, Inc. common stock is listed on the New York Stock Exchange (ticker symbol ABK).

                              ********************


Footnotes
---------

Note: Common stock data has been retroactively adjusted to reflect the three-for-two stock split effective December 12, 2000.

                                     -MORE-

Ambac Third Quarter 2001 Earnings/7

(1) Core earnings and operating earnings are not substitutes for net income computed in accordance with accounting principles generally accepted in the United States of America (GAAP), but are important measures used by management, equity analysts and investors to measure Ambac's financial results. The Company defines operating earnings as net income, less the effect of realized gains and losses, unrealized mark-to-market gains and losses in the Company's structured credit derivatives business and certain non-recurring items. Core earnings, which Ambac reports as analytical data, is defined as operating earnings less net insurance premiums earned from refundings and calls. The definitions of operating earnings and core earnings used by Ambac may differ from definitions of operating earnings and core earnings used by other public holding companies of financial guarantors.

(2) Adjusted gross premiums written, which is not promulgated under GAAP, is used by management, equity analysts and investors to measure Ambac's financial results. Adjusted gross premiums written, which Ambac reports as analytical data, are defined as gross (direct and assumed) up-front premiums written plus the present value of estimated installment premiums written on insurance policies and structured credit derivatives issued in the period. Previously, adjusted gross premiums written was net of premiums related to international deals that were ceded to MBIA Insurance Corporation pursuant to a joint venture that ceased during 2000. Prior period amounts have been restated. The definition of adjusted gross premiums written used by Ambac may differ from definitions of adjusted gross premiums written used by other public holding companies of financial guarantors.

                                     -MORE-

                  Ambac Financial Group, Inc. and Subsidiaries
                      Consolidated Statements of Operations
                                   (Unaudited)
                For the Periods Ended September 30, 2001 and 2000
                    (Dollars in Thousands Except Share Data)

                                                                     Three Months Ended                   Nine Months Ended
                                                                        September 30,                       September 30,
                                                              --------------------------------    ---------------------------------
                                                                  2001               2000             2001                2000
                                                              --------------------------------    ---------------------------------
Revenues:
  Financial Guarantee:
     Gross premiums written                                   $    152,918       $    147,949     $    499,253        $    338,956
     Ceded premiums written                                        (35,874)           (20,077)         (72,342)            (62,451)
                                                              ------------       ------------     ------------        ------------
       Net premiums written                                   $    117,044       $    127,872     $    426,911        $    276,505
                                                              ============       ============     ============        ============
     Net premiums earned                                      $     98,019       $     78,695     $    276,547        $    230,774
     Net fees and other premiums earned                              3,323              5,645           16,423              10,693
     Net investment income                                          67,318             61,090          196,852             177,623
     Net realized gains (losses)                                     6,633             (2,535)           3,009              (2,103)
  Financial Services:
     Revenue                                                        10,231             10,856           36,457              46,425
     Net realized losses                                            (3,589)              (600)          (2,524)             (7,871)
  Other:
     Revenue                                                           786                517            3,093               1,522
     Net realized losses                                            (1,383)                 -           (1,383)                  -
                                                              ------------       ------------     ------------        ------------
       Total revenues                                              181,338            153,668          528,474             457,063
                                                              ------------       ------------     ------------        ------------
Expenses:
  Financial Guarantee:
     Losses and loss adjustment expenses                             5,100              3,908           14,500              10,757
     Underwriting and operating expenses                            16,602             13,208           50,671              40,562
  Financial Services                                                 5,023              5,808           16,627              18,563
  Interest                                                           9,370              9,394           28,338              28,153
  Other                                                                921              2,010            4,372               5,424
                                                              ------------       ------------     ------------        ------------
       Total expenses                                               37,016             34,328          114,508             103,459
                                                              ------------       ------------     ------------        ------------
Income before income taxes                                         144,322            119,340          413,966             353,604
Provision for income taxes                                          33,314             28,432           97,398              84,418
                                                              ------------       ------------     ------------        ------------
Income before accounting change                                    111,008             90,908          316,568             269,186
Cumulative effect of accounting change
 (net of income taxes of $219)                                           -                  -             (408)                  -
                                                              ------------       ------------     ------------        ------------
       Net income                                             $    111,008       $     90,908     $    316,160        $    269,186
                                                              ============       ============     ============        ============

Net income per share:
       Basic                                                  $       1.05       $       0.86     $       2.99        $       2.57
                                                              ============       ============     ============        ============
       Diluted                                                $       1.02       $       0.84     $       2.90        $       2.51
                                                              ============       ============     ============        ============
Weighted average number of common shares outstanding:

       Basic                                                   105,781,745        105,111,708      105,753,654         104,882,927
                                                              ============       ============     ============        ============
       Diluted                                                 109,077,058        107,732,178      108,980,936         107,051,811
                                                              ============       ============     ============        ============

                  Ambac Financial Group, Inc. and Subsidiaries
                           Consolidated Balance Sheets
                    September 30, 2001 and December 31, 2000
                    (Dollars in Thousands Except Share Data)

                                                                               September 30, 2001    December 31, 2000
                                                                               ------------------    -----------------
                                                                                  (unaudited)
Assets
------

Investments:
        Fixed income securities, at fair value
               (amortized cost of $7,643,798 in 2001 and $6,743,450 in 2000)   $  7,866,192          $  6,825,152
        Fixed income securities pledged as collateral, at fair value
               (amortized cost of $1,067,256 in 2001 and $1,238,401 in 2000)      1,083,593             1,239,349
        Short-term investments, at cost (approximates fair value)                   184,809               253,519
        Other                                                                         1,933                 5,852
                                                                               ------------          ------------
               Total investments                                                  9,136,527             8,323,872

Cash                                                                                 99,585                20,493
Cash pledged as collateral                                                           11,842                24,935
Securities purchased under agreements to resell                                     361,100               255,786
Receivable for investment agreements                                                 67,518                 6,663
Receivable for securities sold                                                        5,381                 1,926
Investment income due and accrued                                                   119,456               130,692
Reinsurance recoverable                                                               1,919                 1,091
Prepaid reinsurance                                                                 265,811               242,604
Deferred acquisition costs                                                          160,765               153,424
Loans                                                                               720,327               695,251
Other assets                                                                        460,272               263,563
                                                                               ------------          ------------
               Total assets                                                    $ 11,410,503          $ 10,120,300
                                                                               ============          ============

Liabilities and Stockholders' Equity
------------------------------------

Liabilities:
        Unearned premiums                                                      $  1,719,890          $  1,546,290
        Losses and loss adjustment expense reserve                                  146,613               132,445
        Ceded reinsurance balances payable                                           20,159                10,892
        Obligations under investment and payment agreements                       3,653,081             3,509,049
        Obligations under investment repurchase agreements                        1,527,055             1,383,882
        Deferred income taxes                                                       167,183               106,035
        Current income taxes                                                         60,206                25,628
        Debentures                                                                  416,633               424,061
        Accrued interest payable                                                     75,280                90,575
        Other liabilities                                                           500,138               291,394
        Payable for securities purchased                                            160,323                 3,935
                                                                               ------------          ------------
               Total liabilities                                                  8,446,561             7,524,186
                                                                               ------------          ------------

Stockholders' equity:

        Preferred stock                                                                   -                     -
        Common stock                                                                  1,060                 1,060
        Additional paid-in capital                                                  544,519               533,558
        Accumulated other comprehensive income                                      136,651                45,154
        Retained earnings                                                         2,303,313             2,035,209
        Common stock held in treasury at cost                                       (21,601)              (18,867)
                                                                               ------------          ------------
               Total stockholders' equity                                         2,963,942             2,596,114
                                                                               ------------          ------------
               Total liabilities and stockholders' equity                      $ 11,410,503          $ 10,120,300
                                                                               ============          ============

Number of shares outstanding (net of treasury shares)                           105,592,743           105,550,605
                                                                               ============          ============
Book value per share                                                           $      28.07          $      24.60
                                                                               ============          ============

                  Ambac Financial Group, Inc. and Subsidiaries
         Supplemental Analytical Data: Components of Core Earnings/(1)/
                For The Periods Ended September 30, 2001 and 2000

                                                                   Three Months Ended                     Nine Months Ended
                                                                     September 30,                          September 30,
                                                              -------------------------------        ------------------------------
                                                                2001                2000               2001               2000
                                                              -------------------------------        ------------------------------
Net income                                                       $111,008             $90,908           $316,160          $269,186
Adjustments:
 Net realized (gains) losses                                       (1,080)              2,038                583             6,483
 Unrealized mark-to-market losses                                   1,986                 444              1,962             1,250
 Non-recurring items                                                    -                   -                408                 -
                                                                 --------             -------           --------          --------
Operating earnings                                                111,914              93,390            319,113           276,919

 Refundings, calls and other accelerations                         (5,995)             (1,857)           (15,524)          (10,387)
                                                                 --------             -------           --------          --------
Core earnings                                                    $105,919             $91,533           $303,589          $266,532
                                                                 ========             =======           ========          ========


                  Ambac Financial Group, Inc. and Subsidiaries
 Supplemental Analytical Data: Components of Adjusted Book Value Per Share/(2)/
                     September 30, 2001 and December 31, 2000

                                                               September 30,              December 31,
                                                                   2001                      2000
                                                                   ----                      ----
Book value                                                        $28.07                    $24.60
After-tax value of:
   Net unearned premium reserve less
    deferred acquisition costs                                      7.97                      7.07
   Present value of future installment premiums                     5.35                      4.71
   Unrealized loss on investment
    agreement liabilities                                          (0.92)                    (0.03)
                                                                  ------                    ------
Adjusted book value                                               $40.47                    $36.35
                                                                  ======                    ======

(1)  See footnote (1) in October 17, 2001 press release.
(2) Adjusted book value (ABV), which is not promulgated under GAAP, is used by management, equity analysts and investors as a measurement of the Company's intrinsic value with no benefit given for ongoing business activity. Management derives ABV by beginning with stockholders' equity (book value) and adding or subtracting the after-tax value of: the net unearned premium reserve; deferred acquisition costs; the present value of estimated net future installment premiums; and the unrealized gain or loss on investment agreement liabilities. These adjustments will not be realized until future periods and may differ materially from the amounts used in determining ABV. The definition of ABV used by the Company may differ from definitions of ABV used by other public holding companies of financial guarantee insurers.

                           Ambac Assurance Corporation
           Statutory Accounting, Financial and Capital Information/(1)/
                    September 30, 2001 and December 31, 2000
                      (Dollars in Thousands, Except Ratios)

                                                                 September 30,               December 31,
                                                                     2001                       2000
                                                                --------------              --------------
Capital and Claim-Paying Resources:

   Contingency reserve                                          $   1,213,016               $   1,080,748
   Capital and surplus                                              1,771,305                   1,655,151
                                                                -------------               -------------
     Qualified statutory capital                                    2,984,321                   2,735,899

   Unearned premiums                                                1,791,723                   1,615,422
   Losses and loss adjustment expenses                                 36,875                      31,034
                                                                -------------               -------------
     Policyholders' reserves                                        4,812,919                   4,382,355

     Third party capital support/(2)/                                 800,000                     800,000
     Present value of future installment premiums                     868,599                     763,882
                                                                -------------               -------------
     Total claims-paying resources                              $   6,481,518               $   5,946,237
                                                                =============               =============
   Net financial guarantees in force                            $ 454,105,978               $ 418,385,960

   Capital ratio/(3)/                                                   152:1                       153:1

   Financial resources ratio/(4)/                                        70:1                        70:1


(1)  Statutory accounting information for Ambac Assurance Corporation and
     Connie Lee Insurance Company are combined for purposes of this schedule. Qualified statutory capital for Ambac Assurance, on a stand alone basis, as of September 30, 2001 and December 31, 2000 are $2.963 billion and $2.716 billion, respectively.
(2) Third party capital support represents a limited recourse irrevocable line of credit with a group of high quality banks.
(3) Capital ratio is net financial guarantees in force divided by qualified statutory capital.
(4) Financial resources ratio is net financial guarantees in force divided by total claims-paying resources.

                  Ambac Assurance Corporation and Subsidiaries
                           Capitalization Table - GAAP
                    September 30, 2001 and December 31, 2000
                              (Dollars in Millions)

The following table sets forth Ambac Assurance's consolidated capitalization as of September 30, 2001 and December 31, 2000, respectively, on the basis of accounting principles generally accepted in the United States of America.

                                                                September 30,          December 31,
                                                                    2001                  2000
                                                                -------------          ------------
                                                                 (unaudited)
       Unearned premiums                                              1,730                   1,556
       Other liabilities                                                954                     581
                                                                 ----------            ------------
                                                                      2,684                   2,137
                                                                 ----------            ------------

       Stockholder's equity:
             Common stock                                                82                      82
             Additional paid-in capital                                 760                     760
             Accumulated other comprehensive income                     135                      82
             Retained earnings                                        2,271                   2,002
                                                                 ----------            ------------
       Total stockholder's equity                                     3,248                   2,926
                                                                 ----------            ------------
       Total liabilities and stockholder's equity                     5,932                   5,063
                                                                 ==========            ============